ACCIDENTAL DEATH BENEFIT RIDER


GENERAL
This rider is a part of the Certificate it is attached to. The issue date of this rider is shown on page 3A.

AMOUNT OF BENEFIT
The amount of the accidental death benefit payable is shown on page 3A.

PAYMENT OF BENEFIT
AAL will pay the accidental death benefit of this rider upon receiving proof that the death of the insured occurred:

As a direct result of an accidental bodily injury, independent of all other causes; and

While this rider is in effect.

AAL  will  provide  a  claim  form  and  assistance   through  an  AAL  district
representative. The benefits payable under this rider will be included in the total benefits paid under this Certificate.

DEATHS NOT COVERED
AAL will not pay the accidental death benefit if:

The insured commits suicide while sane or insane; or

A physical or mental illness or disease causes or contributes to the insured's death including situations where an accident accelerates or aggravates a preexisting disease and is the proximate cause of death; or

The insured's death results from an act of war, declared or undeclared, or any act attributable to war; or

The insured's death results from injuries received as a consequence of piloting, serving as a crew member, or descending out of any type of aircraft, including hang gliders and all other non-engine aircraft and balloons.

MONTHLY CHARGE
The charge for this rider is shown on page 3A. It will be deducted from the cash value each month on the deduction date.

INCONTESTABILITY
AAL will not contest the validity of this rider after it has been in effect during the lifetime of the insured for two years from the issue date.

TERMINATION
This rider will terminate at midnight of the day before the Certificate anniversary date on or after the insured's 70th birthday.

Signed for Aid Association for Lutherans (AAL) at Appleton, Wisconsin.


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APPLICANT WAIVER OF MONTHLY DEDUCTION BENEFIT RIDER

(DEATH OR DISABILITY)

GENERAL
This rider is a part of the Certificate it is attached to. The issue date of this rider is shown on page 3A.

BENEFIT
AAL will waive the monthly deductions for the Certificate, including any attached riders, if the person who applied for this rider becomes totally disabled before age 65 or dies. The death or disability must occur while this rider is in effect and the disability must last for at least four consecutive months. The monthly deductions will be waived until the first to occur of:

The date of recovery from total disability; or

The anniversary of the issue date of the Certificate on or after the insured's 21st birthday.

INCREASES FROM BENEFIT RIDERS
If your Certificate includes the Cost of Living Benefit Rider or the Guaranteed Purchase Option Benefit Rider, monthly deductions will also be waived for:

The automatic increases under the Cost of Living Benefit Rider; and Any increase resulting from your exercise of an option under the Guaranteed Purchase Option Benefit Rider.

MONTHLY CHARGE
The charge for this rider is shown on page 3A. It will be deducted from the cash value each month on the deduction date. The charge is the applicant waiver rate applied to the amount of insurance at risk on the deduction date. The amount of insurance at risk is:

The death benefit on the deduction date; less

The cash value on the deduction date times 1.0032737.

The applicant waiver rate is shown on page 3A.

MONTHLY DEDUCTIONS TAKEN DURING WAITING PERIOD
The monthly deductions taken from the cash value during the first four months of total disability will be added back to the cash value at the end of the four month waiting period.

PREMIUMS RECEIVED DURING WAITING PERIOD
Any premiums received during the first four months of total disability or before your notifying AAL of total disability will not be returned.

DEATH BENEFIT
During waiver of monthly deductions, the death benefit will be changed to be:

The cash value; plus

The death benefit in effect on the date of the applicant's death or the date disability started minus the cash value on the date of the applicant's death or the date disability started.


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TOTAL DISABILITY
Total disability means a disability that results from injury, illness or disease that prevents the person who applied for this rider from performing any occupation or employment. During the first 24 months of total disability, the phrase "any occupation or employment" means regular occupation or employment. After that, it means any occupation or employment the person who applied for this rider is qualified for, or reasonably could become qualified for, through training, education or experience.

NOTICE OF CLAIM AND PROOF OF LOSS
Written notice and proof of death or total disability must be given to AAL at its home office as soon as possible. Notice should include the insured's name and the Certificate number.

PROOF OF CONTINUANCE OF TOTAL DISABILITY
AAL has the right to require reasonable proof of continuing total disability. If proof is not furnished as required, monthly deductions will no longer be waived. Upon recovery from total disability, immediate notice should be sent to AAL.

INCONTESTABILITY
AAL will not contest the validity of this rider after it has been in effect for two years from the issue date if the person who applied for this rider has not died or become totally disabled during that time.

SUICIDE
If the person who applied for this rider commits suicide, while sane or insane, within one year of the issue date of this rider, AAL will refund, without interest, the charges deducted for this rider. No other benefit under this rider will be provided.

TERMINATION
This rider will terminate on the first to occur of:

Midnight of the day before the anniversary of the issue date of this rider on or after the insured's 21st birthday; or

When control of the Certificate is transferred.

Signed for Aid Association for Lutherans (AAL) at Appleton, Wisconsin.

DISABILITY WAIVER OF MONTHLY DEDUCTION BENEFIT RIDER


GENERAL
This rider is a part of the Certificate it is attached to. The issue date of this rider is shown on page 3A.

BENEFIT
AAL will waive the monthly deductions for the Certificate, including any attached riders, if the insured becomes totally disabled. The disability must begin while this rider is in effect and last for at least four consecutive months. The monthly deductions will be waived until the first to occur of:

The date the insured recovers from disability; or

The Certificate maturity date.

INCREASES FROM BENEFIT RIDERS
If your Certificate includes the Cost of Living Benefit Rider or the Guaranteed Purchase Option Benefit Rider, monthly deductions will also be waived for:

The automatic increases under the Cost of Living Benefit Rider; and

Any increase resulting from your exercise of an option under the Guaranteed Purchase Option Benefit Rider.

MONTHLY CHARGE
The charge for this rider is shown on page 3C. It will be deducted from the cash value each month on the deduction date. The charge is the disability waiver rate applied to the amount of insurance at risk on the deduction date. The amount of insurance at risk is:

The death benefit on the deduction date; less

The cash value on the deduction date times 1.0032737.

The disability waiver rates for each age are shown in the table on page 3C. The insured's age on each Certificate anniversary determines the disability waiver rate to be used for the next 12 months.

MONTHLY DEDUCTIONS TAKEN DURING WAITING PERIOD
The monthly deductions taken from the cash value during the first four months of total disability will be added back to the cash value at the end of the four month waiting period.

PREMIUMS RECEIVED DURING WAITING PERIOD
Any premiums received during the first four months of total disability or before your notifying AAL of total disability will not be returned.

DEATH BENEFIT
During waiver of monthly deductions, the death benefit will be changed to be:

The cash value; plus

The death benefit in effect on the date disability started minus the cash value on the date disability started.

TOTAL DISABILITY
Total disability means a disability that results from injury, illness or disease that prevents the insured from performing any occupation or employment. During the first 24 months of total disability, the phrase "any occupation or employment" means the insured's regular occupation or employment. After that, it means any occupation or employment the insured is qualified for, or reasonably could become qualified for, through training, education or experience.

NOTICE OF CLAIM AND PROOF OF TOTAL DISABILITY
Written notice and proof of total disability must be given to AAL at its home office as soon as possible. Notice should include the insured's name and the Certificate number.

PROOF OF CONTINUANCE OF TOTAL DISABILITY
AAL has the right to require reasonable proof of continuing total disability. If proof is not furnished as required, monthly deductions will no longer be waived. Upon recovery from total disability, immediate notice should be sent to AAL.

INCONTESTABILITY
AAL will not contest the validity of this rider after it has been in effect for two years from the issue date if the insured has not died or become totally disabled during that time.

TERMINATION
This rider will terminate at midnight of the day before the Certificate anniversary date on or after the insured's 65th birthday.

Signed for Aid Association for Lutherans (AAL) at Appleton, Wisconsin.

GUARANTEED PURCHASE OPTION BENEFIT RIDER


GENERAL
This rider is a part of the Certificate it is attached to. The issue date of this rider is shown on page 3A.

BENEFIT
This rider provides you with options to increase the specified amount of the Certificate up to the amount shown on page 3A without proof of insurability.

REGULAR OPTION DATES
Regular option dates occur on the anniversary of the issue date of the Certificate on or after the date the insured reaches the following ages: 18, 22, 25, 28, 31, 34, 37 and 40.

ALTERNATE OPTION DATES
An alternate option date occurs upon each of the following events:

Marriage of the Insured;

Birth of a child of the Insured; or

Legal adoption of a child by the Insured.

Use of an alternate option will cancel the next available regular option.

OPTION CONDITIONS
Options must be taken on, or within 60 days before, an option date. If an option is not taken within the time allowed, that option will be lost. Future options will not be affected by the loss of an option. AAL will provide a form to use for taking an option.

MONTHLY CHARGE
The charge for this rider is shown on page 3A. It will be deducted from the cash value each month on the deduction date.

COST OF INSURANCE
The cost of insurance rate for each increase in the specified amount will be based on the rate class established on the issue date of this rider.

ASSIGNMENT AND OWNERSHIP
This rider may not be assigned. If the ownership of the Certificate is transferred, all rights of ownership of this rider and any future increase in the specified amount purchased through this rider will remain with the insured.

TERMINATION
This rider will terminate at midnight of the day before the Certificate anniversary date on or after the insured's 40th birthday.

Signed for Aid Association for Lutherans (AAL) at Appleton, Wisconsin.

COST OF LIVING BENEFIT RIDER


GENERAL
This rider is a part of the Certificate it is attached to. There is no charge for this rider. The issue date of this rider is shown on page 3A.

BENEFIT
This rider will increase the specified amount of insurance coverage on your Certificate without proof of insurability. The increase will automatically occur and become effective on each Certificate anniversary.

Acceptance of increases in the specified amount through this rider will increase your monthly deductions.

AMOUNT OF BENEFIT
The amount of the increase is determined on each Certificate anniversary date. It is equal to:

The specified amount that was issued under a standard risk class only; multiplied by

The CPI increase for the previous year.

No increase may exceed $25,000.

CPI The Consumer Price Index (CPI) means the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics of the U.S. Department of Labor.

If any alteration in the composition, base, or method of computation of the Consumer Price Index is introduced that makes it inappropriate for this benefit rider, or if the publication of the Index is discontinued, AAL reserves the right to choose an appropriate standard, published or unpublished, as a substitute for the Consumer Price Index.

CPI INCREASE
The CPI increase for any calendar year is the lesser of:

The CPI for June of the previous year divided by the CPI for June of two years previous, minus one; or

12 percent.

If the CPI stays the same or decreases, the specified amount will not be changed for the next year. The CPI increase for the next year will be based on the CPI from the year before the last increase that resulted from this rider, instead of the CPI of two years previous.

COST OF INSURANCE
The cost of insurance rate for each increase in the specified amount will be based on the standard risk class established on the issue date of this rider.

REJECTION OF INCREASE
Each increase is automatic, however, you may reject an increase by notifying AAL in writing no later than 30 days after the Certificate anniversary on which the increase is made. If you reject an increase, this rider will terminate.

REINSTATEMENT
If this rider terminates because you reject an increase, you may reinstate it by providing satisfactory evidence of insurability to AAL.

TERMINATION
This rider will terminate on the first to occur of:

The later of age 45 or 20 years from the issue date of this rider;

Midnight of the anniversary of the issue date of the Certificate after the insured's 65th birthday; or

Your rejection of an increase.

Signed for Aid Association for Lutherans (AAL) at Appleton, Wisconsin.

APPLICANT WAIVER OF MONTHLY DEDUCTION BENEFIT RIDER

(DEATH OR DISABILITY)

GENERAL
This rider is a part of the Certificate it is attached to. The issue date of this rider is shown on page 3A.

BENEFIT
AAL will waive the monthly deductions for the Certificate, including any attached riders, if the person who applied for this rider becomes totally disabled before age 65 or dies. The death or disability must occur while this rider is in effect and the disability must last for at least four consecutive months. The monthly deductions will be waived until the first to occur of:

The date of recovery from total disability; or

The anniversary of the issue date of the Certificate on or after the insured's 21st birthday.

INCREASES FROM BENEFIT RIDERS
If your Certificate includes the Cost of Living Benefit Rider or the Guaranteed Purchase Option Benefit Rider, monthly deductions will also be waived for:

The automatic increases under the Cost of Living Benefit Rider; and Any increase resulting from your exercise of an option under the Guaranteed Purchase Option Benefit Rider.

MONTHLY CHARGE
The charge for this rider is shown on page 3A. It will be deducted from the cash value each month on the deduction date. The charge is the applicant waiver rate applied to the amount of insurance at risk on the deduction date. The amount of insurance at risk is:

The death benefit on the deduction date; less

The cash value on the deduction date times 1.0032737.

The applicant waiver rate is shown on page 3A.

MONTHLY DEDUCTIONS TAKEN DURING WAITING PERIOD
The monthly deductions taken from the cash value during the first four months of total disability will be added back to the cash value at the end of the four month waiting period.

PREMIUMS RECEIVED DURING WAITING PERIOD
Any premiums received during the first four months of total disability or before your notifying AAL of total disability will not be returned.

DEATH BENEFIT
During waiver of monthly deductions, the death benefit will be changed to be:

The cash value; plus

The death benefit in effect on the date of the applicant's death or the date disability started minus the cash value on the date of the applicant's death or the date disability started.

TOTAL DISABILITY
Total disability means a disability that results from injury, illness or disease that prevents the person who applied for this rider from performing any occupation or employment. During the first 24 months of total disability, the phrase "any occupation or employment" means regular occupation or employment. After that, it means any occupation or employment the person who applied for this rider is qualified for, or reasonably could become qualified for, through training, education or experience.

NOTICE OF CLAIM AND PROOF OF LOSS
Written notice and proof of death or total disability must be given to AAL at its home office as soon as possible. Notice should include the insured's name and the Certificate number.

PROOF OF CONTINUANCE OF TOTAL DISABILITY
AAL has the right to require reasonable proof of continuing total disability. If proof is not furnished as required, monthly deductions will no longer be waived. Upon recovery from total disability, immediate notice should be sent to AAL.

INCONTESTABILITY
AAL will not contest the validity of this rider after it has been in effect for two years from the issue date if the person who applied for this rider has not died or become totally disabled during that time.

SUICIDE
If the person who applied for this rider commits suicide, while sane or insane, within one year of the issue date of this rider, AAL will refund, without interest, the charges deducted for this rider. No other benefit under this rider will be provided.

TERMINATION
This rider will terminate on the first to occur of:

Midnight of the day before the anniversary of the issue date of this rider on or after the insured's 21st birthday; or

When control of the Certificate is transferred.

Signed for Aid Association for Lutherans (AAL) at Appleton, Wisconsin.